Exhibit 32.1

CERTIFICATION

In connection with the quarterly report on Form 10-Q of Universal Business Payment Solutions Acquisition Corporation (the “Company”) for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bipin C. Shah, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2012	/s/ Bipin C. Shah
Bipin C. Shah
Chief Executive Officer

Exhibit 32.1

CERTIFICATION

In connection with the quarterly report on Form 10-Q of Universal Business Payment Solutions Acquisition Corporation (the “Company”) for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Davidson, Chief Administrative Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2012	/s/ Peter Davidson
Peter Davidson
Chief Administrative Officer